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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Robbins & Myers, Inc. 1995 Stock Option Plan for Non-Employee Directors, of our report dated October 3, 1995 (except for Subsequent Event Note, as to which the date is October 24, 1995) with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1995, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
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January 15, 1996